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[GOVERNMENT PROPERTIES TRUST, INC. LOGO]         10250 Regency Circle, Suite 100
                                                 Omaha, Nebraska 68114
                                                 402-391-0010
                                                 Fax 402-391-4144
                                                 www.gptrust.com       NYSE: GPP

FOR FURTHER INFORMATION:


AT THE COMPANY:                          AT FINANCIAL RELATIONS BOARD:
Nancy D. Olson                           Marilyn Windsor       Diane Hettwer
CFO/Treasurer                            General Inquiries     Analyst Inquiries
402-391-0010 Ext. 202                    702-515-1260          312-640-6760

FOR IMMEDIATE RELEASE
MONDAY, NOVEMBER 15, 2004

              GOVERNMENT PROPERTIES TRUST ANNOUNCES THIRD-QUARTER,
                       NINE-MONTH 2004 FINANCIAL RESULTS

OMAHA, NEB.--NOVEMBER 15, 2004--GOVERNMENT PROPERTIES TRUST, INC. (NYSE: GPP), a self-managed, self-administered real estate investment trust, today announced results for the third quarter and nine months ended September 30, 2004.

THIRD-QUARTER 2004 RESULTS
Funds from operations (FFO) was $433,000, or $0.02 per basic and diluted share, and net loss was ($233,000), or ($0.01) per basic and diluted share, for the quarter ended September 30, 2004. The weighted average number of basic and diluted shares outstanding was 20.5 million. Total revenue was $2.4 million. See the attachment to this press release for a reconciliation of FFO and net loss, the most directly comparable Generally Accepted Accounting Principles (GAAP) measure.

SIGNIFICANT THIRD-QUARTER ACCOMPLISHMENTS

o Completed the acquisition of the 30,000-square-foot Veterans Administration Outpatient Clinic (VAOC) Building in Baton Rouge, La., for approximately $5.9 million in September.

o Completed the acquisition of the 61,000-square-foot Hollings Judicial Center Annex (HJCA) in Charleston, S.C., for approximately $19.0 million in September.

o        Declared third-quarter dividend of $0.15 per share payable in October.

o Completed a $21.0 million mortgage loan with PCN Bank with the Pittsburgh Federal Bureau of Investigation property as collateral. The unpaid principal balance bears interest at a rate of 5.5 percent per annum. The loan is amortized over a 26-year schedule, with a balloon payment due August 2009.

o Completed an $8.0 million mortgage loan with Wachovia Bank with the Lenexa, Kan., Food and Drug Administration (FDA)property as collateral. The unpaid principal balance bears interest at a rate of 5.44 percent per annum. The loan is amortized over a 27-year schedule, with a balloon payment due August 2009.


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SIGNIFICANT ACCOMPLISHMENTS SUBSEQUENT TO SEPTEMBER 30, 2004

o Completed the acquisition of the 79,000-square-foot FDA building in College Park, Md., for approximately $22.3 million in October.

o Completed the sale of the Federal Express Building in Harahan, La., for an approximate gain of $350,000.

o Completed the acquisition of the 36,000-square-foot United States Citizen and Immigration Services (USCIS) building in Pittsburgh for approximately $10.4 million in October.

o Completed the acquisition of the 81,000-square-foot Bureau of Public Debt (BPD) building in Parkersburg, W.V., for approximately $19.7 million in October.

NINE-MONTH 2004 RESULTS

FFO was ($1.8) million, or ($0.10) per basic and diluted share, and net loss was ($3.3) million, or ($0.18) per basic and diluted share, for the nine months ended September 30, 2004. The weighted average number of basic and diluted shares outstanding was 18.6 million. Total revenue was $5.3 million.

PORTFOLIO OVERVIEW

On September 30, 2004, Government Properties Trust's portfolio consisted of 10 properties totaling approximately 500,000 rentable square feet with an aggregate purchase price of $106.6 million. The properties are 100 percent occupied and have a weighted average remaining lease term of approximately 13 years. Nine of the properties are leased to the federal government and one is located in Harahan, La., and leased to Federal Express Corporation. This property was sold in October 2004.

"Over the last three months, we have exceeded our acquisition targets for the third and fourth quarters of 2004. The groundwork we laid in the first two quarters of this year has begun to pay off. We are very pleased with momentum that we are starting to build in the acquisition area, and we continue to anticipate full deployment of our funds by the end of the fourth quarter of 2005," stated Thomas D. Peschio, Government Properties Trust's President and Chief Executive Officer.

THIRD-QUARTER ACQUISITION UPDATE

In September 2004, Government Properties Trust completed the acquisition of the VAOC, for approximately $5.9 million. The property, which is fully leased under a modified gross lease, was completed in 2004, and consists of 30,000 rentable square feet of office and clinic space. The current lease expires in October 2019. Government Properties Trust estimates the gross annualized rent for this property will be approximately $724,000.

Also in September 2004, the Company completed the acquisition of the HJCA for approximately $19.0 million. The property, which is fully leased under a modified gross lease, was completed in 1999, and consists of 61,000 rentable square feet. The construction of this building included the adaptive restoration of the facade of the historic Josiah Smith Tenement. The current lease expires in July 2019. The federal government has two 10-year renewal options at a base rent of no less than the current rent. Government Properties Trust estimates the gross annualized rent for this property will be


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approximately $1.7 million.

Currently, Government Properties Trust has three properties consisting of approximately 266,000 square feet of rentable space under contract or letter of intent for an aggregate purchase price of approximately $53.7 million at indicated capitalization rates between 8.13 percent and 8.75 percent. Assuming the Company is able to close the purchase of all of the foregoing properties as currently contemplated, these closings are expected to occur between the second quarter of 2005 and the second quarter of 2006.

In addition, the Company has 23 acquisition prospects currently in various stages of internal underwriting and due diligence consisting of over 5 million square feet of rentable space, representing an aggregate purchase price of $890.0 million at indicated capitalization rates between 7.5 percent to 9.5 percent.

THIRD-QUARTER CONFERENCE CALL AND WEBCAST

Government Properties Trust will hold a conference call to discuss third-quarter results at 11:00 a.m. Eastern time on Tuesday, November 16, 2004. The conference call will be simulcast live on the Internet, and can be accessed by logging onto www.vcall.com or the Company's Web site at www.gptrust.com. A replay will be available at the company's site.

SUPPLEMENTAL QUARTERLY FINANCIAL AND OPERATING DATA

Government Properties Trust publishes supplemental quarterly financial and operating data that can be found under the Investor Relations section of the company's Web site at www.gptrust.com.

ABOUT GOVERNMENT PROPERTIES TRUST, INC.

Government Properties Trust, Inc. invests primarily in single tenant properties under long-term leases to the U.S. government. Government Properties Trust, Inc. is a self-managed, self-administered real estate investment trust, or REIT. The company is located at 10250 Regency Circle, Suite 100, Omaha, NE 68114.

LEGAL NOTICES

Forward-looking information

This press release contains forward-looking statements. These forward-looking statements include estimates regarding:

o        the expected revenues from our properties,

o        our use of Offering proceeds, and

o        our growth strategy and intentions.

These and other forward-looking statements can be identified by the use of words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.


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Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the fact that our management only recently joined us; we must invest the proceeds of our recent Offering on acceptable terms and timeframes; we depend on the U.S. government for a significant portion of our revenues; our properties may have a higher risk of terrorist attack because the U.S. government is our principal tenant; we plan to incur debt to finance, on average, approximately 75% of the acquisition cost of the properties we buy; some of our leases may not provide for a full pass-through of increases in property operating costs; we may make distributions that include a return of capital as well as the other the risks discussed from time to time in our SEC filings.

All forward-looking statements included in this press release are based on information available to us on the date hereof. We assume no obligation to update any forward-looking statements.

Non-GAAP Financial Information

This press release contains non-GAAP financial information, including funds from operations (FFO). This press release also contains the most directly comparable GAAP information and a GAAP to non-GAAP reconciliation.

We believe FFO is useful to investors as an indicator of our ability to service debt and pay cash distributions. We use FFO for internal budgeting and planning purposes.

FFO, as calculated by us, may not be comparable to FFO reported by other companies that do not define these terms exactly as we define them. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to operating income or net income determined in accordance with GAAP as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

 For additional information, please visit the Government Properties Trust, Inc.
                           Web site at www.gptrust.com

          FINANCIAL TABLES AND NON-GAAP TO GAAP RECONCILIATIONS FOLLOW:


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                        GOVERNMENT PROPERTIES TRUST, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                               SEPTEMBER 30,       DECEMBER 31,
                                                                                    2004              2003
                                                                               -------------      -------------
                                                                                (UNAUDITED)
                                             ASSETS
Real estate at cost:
  Land ...................................................................     $  10,289,237      $   4,545,637
  Buildings and improvements .............................................        76,642,285         24,050,859
  Tenant origination costs ...............................................        16,774,615          6,200,441
  Furniture and equipment ................................................           181,037             34,486
                                                                               -------------      -------------
                                                                                 103,887,174         34,831,423
  Accumulated depreciation ...............................................        (2,194,390)          (757,400)
                                                                               -------------      -------------
                                                                                 101,692,784         34,074,023
Cash and cash equivalents ................................................       105,934,854            760,859
Restricted cash escrows ..................................................           692,570            268,885
Restricted cash for letter of credit .....................................        17,426,515                 --
Tenant receivables .......................................................           752,719            332,651
Notes receivable from tenant .............................................           680,122            111,773
Deferred costs, net ......................................................           740,694          1,948,350
Real estate deposits .....................................................         1,950,000            500,000
Property held for sale ...................................................         4,271,071          4,266,438
Other assets .............................................................         1,260,776            411,607
                                                                               -------------      -------------
Total assets .............................................................     $ 235,402,105      $  42,674,586
                                                                               =============      =============
                               LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable and accrued expenses ..................................     $   1,202,655      $   2,116,101
  Dividend payable .......................................................         3,103,875            147,536
  Lines of credit ........................................................                --          3,047,655
  Mortgage notes payable .................................................        53,192,447         24,647,478
  Mortgage note payable - affiliate ......................................                --          1,639,219
  Liabilities related to property held for sale ..........................         3,136,070          3,195,359
  Advances from affiliate ................................................                --            102,873
                                                                               -------------      -------------
Total liabilities ........................................................        60,635,047         34,896,221
Stockholders' equity:
  Common stock ($0.01 par value at September 30, 2004 and $10 par value at
  December 31, 2003; 50,000,000 shares authorized, 20,692,502
  and 975,552 shares issued and outstanding at September 30, 2004 and ....           205,183          9,755,527
  December 31, 2003, respectively)
  Accumulated deficit ....................................................        (3,656,423)          (386,586)
  Additional paid-in capital .............................................       188,043,599         (1,073,299)
  Dividends declared .....................................................        (9,825,301)          (517,277)
                                                                               -------------      -------------
Total stockholders' equity ...............................................       174,767,058          7,778,365
                                                                               -------------      -------------
Total liabilities and stockholders' equity ...............................     $ 235,402,105      $  42,674,586
                                                                               =============      =============


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                        GOVERNMENT PROPERTIES TRUST, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      (UNAUDITED)                         (UNAUDITED)
                                                                  THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                     SEPTEMBER 30,                       SEPTEMBER 30,
                                                            ------------------------------      ------------------------------
                                                                 2004            2003              2004            2003
                                                            ------------      ------------      ------------      ------------
Revenue:
   Rental income ......................................     $  2,338,335      $    998,870      $  5,060,076      $  1,813,770
   Tenant reimbursements ..............................           41,656                --           205,851                --
                                                            ------------      ------------      ------------      ------------
Total revenue .........................................        2,379,991           998,870         5,265,927         1,813,770
Expenses:
   Property operations ................................          543,020           251,927         1,126,570           387,031
   Real estate taxes ..................................          257,403           146,455           578,428           171,749
   Depreciation and amortization ......................          673,396           274,604         1,436,990           510,413
   General and administrative .........................        1,037,025            94,673         3,026,211           401,513
                                                            ------------      ------------      ------------      ------------
Total expenses ........................................        2,510,844           767,659         6,168,199         1,470,706
                                                            ------------      ------------      ------------      ------------
Operating (loss) income ...............................         (130,853)          231,211          (902,272)          343,064
Other income ..........................................          607,884            33,797         1,238,417            42,508
Interest expense:
   Expense ............................................         (660,373)         (445,317)       (1,426,521)         (754,776)
   Expense from issuance of warrant ...................               --                --        (2,097,900)               --
   Amortization of deferred financing fees ............          (91,571)          (10,845)         (170,085)          (14,460)
                                                            ------------      ------------      ------------      ------------
Loss from continuing operations .......................         (274,913)         (191,154)       (3,358,361)         (383,664)
                                                            ------------      ------------      ------------      ------------
Discontinued operations:
  Income from property held for sale ..................           42,156            11,474            88,524            44,483
                                                            ------------      ------------      ------------      ------------
Net loss ..............................................     $   (232,757)     $   (179,680)     $ (3,269,837)     $   (339,181)
                                                            ============      ============      ============      ============
Earnings per share (basic and diluted):
   Loss from continuing operations ....................     $      (0.01)     $      (0.20)     $      (0.18)     $      (0.49)
   Income from discontinued operations ................               --              0.01                --              0.06
                                                            ============      ============      ============      ============
   Net loss ...........................................     $      (0.01)     $      (0.19)     $      (0.18)     $      (0.43)
                                                            ============      ============      ============      ============
Distributions declared per share ......................     $       0.15      $       0.15      $       0.45      $       0.45
                                                            ============      ============      ============      ============
Weighted average shares outstanding (basic and diluted)       20,514,716           955,433        18,585,837           789,148
                                                            ============      ============      ============      ============


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                        GOVERNMENT PROPERTIES TRUST, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                             (UNAUDITED)
                                                                                          NINE MONTHS ENDED
                                                                                            SEPTEMBER 30,
                                                                                  ----------------------------------
                                                                                        2004             2003
                                                                                  ---------------    ---------------
Cash flows from operating activities:
  Net loss ..................................................................     $    (3,269,837)   $      (339,181)
  Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization ............................................           1,436,990            510,413
   Amortization of deferred financing fees ..................................             170,085             14,460
   Compensation expense .....................................................             508,997                 --
   Expense from issuance of warrant .........................................           2,097,900                 --
   Changes in assets and liabilities:
     Restricted cash escrows ................................................            (423,685)          (250,392)
     Tenant receivables .....................................................            (420,068)          (316,083)
     Note receivable from tenant ............................................            (568,349)          (116,733)
     Other assets ...........................................................            (913,091)           (92,057)
     Accounts payable and accrued expenses ..................................             909,425             16,627
                                                                                  ---------------    ---------------
      Net cash used in operating activities .................................            (471,633)          (572,946)
                                                                                  ---------------    ---------------
Cash flows from investing activities:
  Expenditures for real estate ..............................................         (68,955,751)       (34,736,864)
  Restricted cash for letter of credit ......................................         (17,426,515)                --
  Deposits on future real estate purchases ..................................          (1,550,000)                --
                                                                                  ---------------    ---------------
      Cash used in investing activities .....................................         (87,932,266)       (34,736,864)
                                                                                  ---------------    ---------------
Cash flows from financing activities:
  Financing fees ............................................................            (785,300)          (134,709)
  Net (repayment) borrowing under lines of credit ...........................          (3,047,655)         2,059,788
  Proceeds from mortgage notes payable ......................................          29,000,000         24,839,553
  Payments on mortgage notes payable - affiliate ............................          (1,639,219)         1,639,219
  Repayments of advances from affiliate .....................................            (102,873)           (91,337)
  Principal payments on mortgage notes payable ..............................            (455,031)          (141,977)
  Proceeds from sale of common stock ........................................         193,202,100          6,036,297
  Offering costs paid .......................................................         (16,242,443)          (631,317)
  Dividends paid ............................................................          (6,351,685)          (222,121)
                                                                                  ---------------    ---------------
      Net cash provided by financing activities .............................         193,577,894         33,353,396
                                                                                  ---------------    ---------------
Net increase in cash and cash equivalents ...................................         105,173,995         (1,956,414)
Cash and cash equivalents, beginning of period ..............................             760,859          2,314,319
                                                                                  ---------------    ---------------
Cash and cash equivalents, end of period ....................................     $   105,934,854    $       357,905
                                                                                  ===============    ===============


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                        GOVERNMENT PROPERTIES TRUST, INC
                               FFO RECONCILIATION


                                                           THREE MONTHS                        NINE MONTHS
                                                                ENDED                             ENDED
                                                           SEPTEMBER 30,                       SEPTEMBER 30,
                                                      2004              2003              2004              2003
                                                  ------------      ------------      ------------      ------------
Net loss ....................................     $   (232,757)     $   (179,680)     $ (3,269,837)     $   (339,181)
Adjustments to reconcile to funds from
  Operations:
Real estate depreciation and amortization (a)          666,214           273,479         1,420,729           507,788
                                                  ------------      ------------      ------------      ------------
Funds from Operations .......................     $    433,457      $     93,799      $ (1,849,108)     $    168,607
                                                  ============      ============      ============      ============
Funds from Operations per common share ......     $       0.02      $       0.10      $      (0.10)     $       0.21
                                                  ============      ============      ============      ============
Weighted average common shares outstanding ..       20,514,716           955,433        18,585,837           789,148
                                                  ============      ============      ============      ============

(a) Excludes depreciation of non-real estate assets of $7,182 and $1,125 for the three months ended September 30, 2004 and 2003, respectively, and $16,261 and $2,625 for the nine months ended September 30, 2004 and 2003, respectively.

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